IDS LIFE INSURANCE COMPANY OF NEW YORK
                                POWER OF ATTORNEY

City of Albany

State of New York

     Each of the undersigned, as officers and/or directors of IDS Life Insurance Company of New York on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                                         1933 Act          1940 Act
                                                                         Reg. Number       Reg. Number

IDS  Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14                  33-52567           811-3500
IDS  Life of New York Employee Benefit Annuity (EBA-NY)

     IDS Life of New York Flexible Annuity (Flex-NY)                      33-4174           811-3500

     IDS Life of New York Variable Retirement and Combination             2-78194           811-3500
     Retirement Annuity (CRA-NY)

IDS Life of New York Flexible Portfolio Annuity Account                 333-03867           811-07623
     IDS Life of New York Flexible Portfolio Annuity (FPA-NY)

IDS Life of New York Account 8                                           33-15290            811-5213
     Flexible Premium Variable Life Insurance Policy (VUL-NY)

     Flexible Premium Variable Life Insurance Policy (VUL-3-NY)         333-44644            811-5213

     Flexible Premium Survivorship Variable Life Insurance Policy       333-42257            811-5213
     (V2D-NY)

IDS Life of New York Account SBS                                         33-45776            811-6560
     Symphony Annuity (SYMPHONY-NY)

IDS Life of New York Account 7                                           33-10334            811-4913
     Salomon Smith Barney LifeVestSM - New York (SSB-SPVL-NY)

IDS Life of New York Variable Annuity Account
     IDS Life of New York Retirement Advisor Variable Annuity(R)(RAVA-NY)

hereby constitutes and appoints Christine E. Harbron, Eric L Marhoun, Timothy S.
Meehan,  Mary Ellyn  Minenko,  Eileen J.  Newhouse,  James M. Odland,  Teresa J.
Rasmussen,  Monica P. Vickman and H. Bernt von Ohlen or any one of them,  as her or his  attorney-in-fact  and agent,  to sign for her or him in her or his name, place and stead any and all filings,  applications  (including  applications for exemptive  relief),  periodic reports,  registration  statements for existing or future products (with all exhibits and other documents  required or desirable in connection  therewith) other documents,  and amendments thereto and to file such
filings,   applications,   periodic  reports,   registration   statements  other
documents,  and amendments thereto with the Securities and Exchange  Commission, and any  necessary  states,  and grants to any or all of them the full power and authority  to do and  perform  each and  every  act  required  or  necessary  in connection therewith.



Dated the 25th day of April, 2001.


/s/ Gumer C. Alvero                                 /s/ Thomas R. McBurney
    Gumer C. Alvero                                     Thomas R. McBurney
    Director                                            Director

/s/ Timothy V. Bechtold                             /s/ Edward J. Muhl
    Timothy V. Bechtold                                 Edward J. Muhl
    Director, President and Chief Executive Officer     Director

/s/ Maureen A. Buckley                              /s/ Thomas V. Nicolosi
    Maureen A. Buckley                                  Thomas V. Nicolosi
    Director, Vice President, Chief Operating
    Officer and   Director Consumer Affairs Officer


    ________________________                        /s/ Stephen P. Norman
    Rodney P. Burwell                                   Stephen P. Norman
    Director                                            Director

/s/ Robert R. Grew                                  /s/ Richard M. Starr
    Robert R. Grew                                      Richard M. Starr
    Director                                            Director

/s/ Carol A. Holton                                 /s/ Philip C. Wentzel
    Carol A. Holton                                     Philip C. Wentzel
    Director                                            Vice President and
                                                        Controller

/s/ Jean B. Keffeler                                /s/ Michael R. Woodward
    Jean B. Keffeler                                    Michael R. Woodward
    Director                                            Director

/s/ Eric L. Marhoun                                 /s/ David L. Yowan
    Eric L. Marhoun                                     David L. Yowan
    Director, General Counsel                           Vice President and
    and Secretary                                       Treasurer

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